Exhibit 4.1

ISOLA GROUP LTD.

SHAREHOLDERS AND REGISTRATION RIGHTS AGREEMENT

This Shareholders and Registration Rights Agreement (the “Agreement”), dated as of                 , 2012, is entered into by and among the Shareholders and Isola Group Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Company”).

WHEREAS, the Company is in the process of effecting its initial public offering (“IPO”) of ordinary shares (“Shares”), pursuant to a Registration Statement on Form S-1 (the “IPO Registration Statement”); and

WHEREAS, the Company and the Shareholders desire to address certain provisions regarding representation on the Company’s Board of Directors (the “Board”) and registration rights with respect to the Company’s securities.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                      Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” and “Associate” each has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

“Beneficial Ownership” has the meaning ascribed to such term (or derivatives thereof) in Section 13(d) of the Exchange Act and the regulations thereunder.

“Blackout Period” means:

in the event that the Company notifies the applicable Shareholders in writing pursuant to Section 3.5(a)(x) that the registration would cause the disclosure of material, non-public information which would be harmful to the Company or with respect to which the Company otherwise has a bona fide business purpose for preserving its confidentiality, a period of forty-five (45) calendar days (or such shorter period if the Company notifies the applicable Shareholders prior to the expiration of the forty-five-day period); provided, that the Company’s determination of a Blackout Period pursuant to this clause (a) shall be made by a majority of the members of the Board who are not and have not during the preceding three (3) years been a TPG

Nominee or Oaktree Nominee; and, provided, further, that a Blackout Period may not occur more than once in any period of twelve (12) consecutive months.

“Business Day” means a day except a Saturday, a Sunday or other day on which banks in New York, New York are authorized or required by law to be closed.

“Bylaws” means the Articles of Association of the Company.

“Charter” means the Memorandum of Association of the Company.

“Control” has the meaning ascribed to such term under Section 12b-2 of the Exchange Act.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Independence Requirements” means, for any individual serving or nominated to serve on the Board, that such individual meets the then current standards to qualify as an independent director under the Exchange Act and established by each national securities exchange on which the Shares are then listed for trading.

“Major Shareholder” means each of TPG Capital and Oaktree Capital.

“Oaktree Capital” means (i) OCM PF Laminates, L.P.  and (ii) any investment funds or other entities sponsored, managed or owned directly or indirectly by Oaktree Capital Management, L.P. or its Affiliates, or otherwise under common Control with the entity listed in clause (i) or its successors (by merger consolidation, acquisition of substantially all assets or similar transaction); provided, that any entity that is within clause (ii) that is not a party to this Agreement shall execute a customary joinder to this Agreement, in the form and substance reasonably acceptable to the Company.

“Permitted Transferee” with respect to a Shareholder means any Affiliate or Associate of the Shareholder, or any other Shareholder.

“Person” means any individual, corporation, company, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $25 million based on the anticipated offering price (as determined in good faith by the Major Shareholders and executive officers of the Company).

“Registrable Securities” means (i) any Shares currently owned or acquired by any Shareholder and (ii) any Shares issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when sold or otherwise transferred by the holder thereof other than to a Permitted Transferee who succeeds to the rights hereunder.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Selling Shareholder” means a shareholder who is entitled to and elects to sell Shares pursuant to Article III.

“Shareholder” means (i) the Persons identified as “Shareholders” on the signature pages hereto and (ii) each Permitted Transferee who becomes a party to this Agreement in accordance with the terms hereof.

“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose.  The percentage of the Total Voting Power of the Company owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company divided by Voting Securities then owned of record or beneficially by such Person.

“TPG Capital” means (i) TPG Hattrick IV, LLC, (ii) T3 Hattrick II, LLC and (iii) any investment funds or other entities sponsored, managed or owned directly or indirectly by TPG Capital, L.P. or its Affiliates, or otherwise under common control with the entities listed in clauses (i) or (ii) or their successors (by merger consolidation, acquisition of substantially all assets or similar transaction); provided, that any entity that is within clause (iii) that is not a party to this Agreement shall execute a customary joinder to this Agreement, in the form and substance reasonably acceptable to the Company.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge, assignment, hypothecation or other disposition or distribution of any interest in Shares and, as a verb, to voluntarily or involuntarily transfer, sell, pledge, assign, hypothecate or otherwise dispose of or distribute any interest in Shares.  “Transferor” means a Person that Transfers or proposes to Transfer; and “Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Voting Securities” means Shares and any other securities of the Company entitled to vote generally in the election of directors of the Company.

Section 1.2                                      Gender.  For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II

BOARD REPRESENTATION

Section 2.1                                      Nominees. Subject to the Charter and Bylaws and applicable law:

(a)                                  The Company shall maintain a Board of Directors consisting of eight (8) members.

(b)                                 The Company shall nominate the following nominees to serve on the Board; shall use reasonable best efforts (to the extent permitted by law) to solicit proxies in favor thereof from all holders of Voting Securities; and, at each meeting of the shareholders of the Company at which directors of the Company are to be elected, shall recommend that shareholders of the Company elect to the Board each such individual nominated for election at such meeting:

(i)                                     For so long as TPG Capital Beneficially Owns at least 20% of the Company’s Voting Securities, two (2) individuals chosen by TPG Capital (“TPG Nominees”), and for so long as TPG Capital Beneficially Owns at least 10% of the Company’s Total Voting Power, one (1) TPG Nominee;

(ii)                                  For so long as Oaktree Capital Beneficially Owns at least 20% of the Company’s Voting Securities, two (2) individuals chosen by Oaktree Capital (“Oaktree Nominees”), and for so long as Oaktree Capital Beneficially Owns at least 10% of the Company’s Total Voting Power, one (1) Oaktree Nominee;

(iii)                               one (1) individual who is then serving as Chief Executive Officer of the Company (the “CEO Nominee”); and

(iv)                              three (3) individuals who are not Affiliates or Associates of a Major Shareholder and who meet the Independence Requirements (the “Non-Affiliate Nominees”); provided, however, that if there is a reduction in the number of TPG Nominees or Oaktree Nominees pursuant to Section 2.1(b)(i) or (ii), then the number of directors who are Non-Affiliate Nominees shall be increased accordingly.

(c)                                  (i) A TPG Nominee may be only removed from the Board upon the request of TPG Capital, and (ii) an Oaktree Nominee may be only removed upon the request of Oaktree Capital, provided that nothing in this Agreement shall be construed to impair any rights that the shareholders of the Company may have to remove any member of the Board for cause.  In the event that (y) a TPG Nominee for any reason ceases to serve as a member of the Board during his or her term of office, TPG Capital shall have the right to designate for appointment an individual to fill the vacant directorship, and (z) an Oaktree Nominee for any reason ceases to serve as a member of the Board during his or her term of office, Oaktree Capital shall have the right to designate for appointment an individual to fill the vacant directorship.

(d)                                 In the event that (i) a Non-Affiliate Nominee ceases to serve as a member of the Board during his term of office, the nominating and corporate governance committee of the Board (or, in the absence of such committee, a majority of the other directors) shall have the right to designate for appointment an individual who meets the Independence Requirements to fill the vacant directorship, and (ii) the CEO Nominee ceases to serve as a member of the Board during his term of office, the new Chief Executive Officer of the Company, when appointed, shall be appointed in his place.

Section 2.2                                      Voting and Other Action. Each of the Shareholders shall take all action necessary or appropriate to cause the Board to be constituted as set forth in this Article II. Without limitation of the foregoing, each Shareholder shall cause the Voting Securities it Beneficially Owns to be voted (A) in favor of the election of the nominees designated pursuant to Section 2.1 hereof to the Board, (B) in favor of the removal of any individual to be removed pursuant to Section 2.1(c), and (C) against any proposal to amend or waive any provision of the Charter or Bylaws that would adversely affect the rights and obligations set forth in this Article II, unless otherwise required by law.

Section 2.3                                      Controlled Company; Independence Requirements.  The Company and the Major Shareholders acknowledge and agree that the Exchange Act and the rules of the national stock exchange upon which the Shares may be listed impose Independence Requirements with respect to the Board of Directors and various committees hereof.  The parties agree to take all such actions as may be necessary or appropriate to comply with such requirements, to the extent applicable to the Company.

Section 2.4                                      Composition of Certain Board Committees.  For so long as the Company is a “controlled company” within the meaning of the rules of the national stock exchange on which the Shares are listed, the number of members appointed to each of the committees of the Board (other than the Audit Committee, which shall consist of Non-Affiliate Nominees) shall be three (3), and shall consist of one (1) TPG Nominee, one (1) Oaktree Nominee, and one (1) Non-Affiliate Nominee. Thereafter, until termination of this provision under Section 5, the Board shall establish the number of members to serve on each committee, and shall appoint to each committee (other than the Audit Committee) one (1) TPG Nominee and one (1) Oaktree Nominee, subject to the rules of the national stock exchange on which the Shares are listed.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1                                      Demand Registration.

(a)                                  Subject to termination of this Agreement pursuant to Section 5.1, at any time after the Lock-up Period (as defined below) and when the Company is ineligible to use a Registration Statement on Form S-3 or any successor form thereto, each of the Major Shareholders by written notice to the Company (the “Long-Form Notice”) may at any time and from time to time require registration under the Securities Act of all or any portion of its Registrable Securities on Form S-1 or any successor form thereto (a “Long-Form Registration”); provided that the Shares to be sold, when taken together with the amounts of Registrable

Securities of any other Shareholder who elects to participate therein as provided in Section 3.1(c), equals or is greater than the Registrable Amount; provided, further, that, subject to Section 3.1(e), each Major Shareholder shall be permitted to effect no more than two (2) Long-Form Registrations.  The Company shall cause each Long-Form Registration to be filed as soon as practicable, and to use reasonable best efforts to cause to be declared effective by the SEC as soon as practicable after such filing date.

(b)                                 Subject to termination of this Agreement pursuant to Section 5.1, at any point in time as the Company is eligible to use a Registration Statement on Form S-3 or any successor form thereto (a “Short-Form Registration” and, with a Long-Form Registration, a “Demand Registration”), each of the Major Shareholders by written notice delivered to the Company (the “Short-Form Notice”) may at any time and from time to time require a Short-Form Registration under the Securities Act of all or any portion of its Registrable Securities, provided that, the Shares to be sold, when taken together with the amounts of Registrable Securities of any other Shareholder who elects to participate therein as provided in Section 3.1(c), equals or is greater than the Registrable Amount.  Each Short-Form Notice shall specify whether the offering is intended to be made on a delayed or continuous basis pursuant to Rule 415 (a “Continuous Shelf”) or via one or more underwritten offerings (a “Shelf Takedown”) or any combination of a Continuous Shelf and one or more Shelf Takedowns.  The Company shall cause each Short-Form Registration to be filed as soon as practicable (and in no event later than 90 days after the Short-Form Notice), and to use reasonable best efforts to cause it to be declared effective by the SEC as soon as practicable after the filing date.  The Company shall use reasonable best efforts to keep a Short-Form Registration effective until all Registrable Securities covered thereby are either sold or disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Short-Form Registration or are eligible for sale without restriction under Rule 144 under the Securities Act or, if earlier, until expiration of the permitted maximum period for a Continuous Shelf under Rule 415 of the Securities Act.

(c)                                  Within ten (10) Business Days after receipt of a Long-Form Notice pursuant to Section 3.1(a) or a Short-Form Notice pursuant to Section 3.1(b), the Company will deliver written notice thereof to each Shareholder.  Each other Shareholder may elect to participate with respect to its Registrable Securities in the Long-Form Registration or the Short-Form Registration, as applicable, by delivering to the Company a written request to so participate within five (5) Business Days.

(d)                                 If at any time a Major Shareholder elects to effect an underwritten offering pursuant to any Demand Registration, it shall advise the Company to such effect and the Company shall notify the other Shareholders who are participating in such Demand Registration of such election to the extent practicable.  Each Shareholder who elects to participate in such underwritten offering within the timeframe and in the manner specified in the notice received by such Shareholder shall be permitted to do so, subject to the following: if any managing underwriter advises the Company, in writing, that, in its reasonable judgment, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter or investment bank can be sold without such adverse effect, as follows and in the following order of priority: (i) first, the number of Registrable Securities requested to be included in such Demand Registration by the Major Shareholders, pro rata among such Major Shareholders on the basis of the number of such Registrable Securities owned by such Major Shareholders; (ii) second, Registrable Securities duly requested to be included in such Demand Registration by other Shareholders pursuant to Section 3.1(c), pro rata among such Shareholders requesting to be included in such Demand Registration, on the basis of the number of such Registrable Securities owned by such Shareholders; and (iii) third, all other Shares of the Company duly requested to be included in such Demand Registration, pro rata on the basis of the amount of such other Shares owned.  The Major Shareholders participating in the offering and the executive officers of the Company shall jointly participate in the process of selecting the investment banker or investment bankers and managers that will serve as underwriters with respect to any such underwritten offering.

(e)                                  A Long-Form Registration pursuant to this Section 3.1 shall count as one of the permitted Long-Form Registrations only if the Major Shareholder requesting such Long-Form Registration is able to register and sell at least 90% of the Registrable Securities requested by such Major Shareholder to be included in such Long-Form Registration; provided, however,in any event, the Company shall pay all expenses pursuant to Section 3.6 whether or not any Demand Registration has become effective and whether or not such Demand Registration has counted as one of the permitted Long-Form Registrations.  The Company may postpone the filing or the effectiveness of a registration statement for a Demand Registration during a Blackout Period.

Section 3.2                                      Piggyback Registration.

(a)                                  If the managing underwriter of the Company’s IPO offers to include Shares of Shareholders in the over-allotment option granted to the underwriters, the Company shall notify the Shareholders thereof by such means as it shall determine (which may include email, phone call or similar immediate transmission), and shall include in such overallotment option such Shares as are requested to be so included for which it receives notice of a desire for inclusion within the time period and by the means established by the Company and the managing underwriter, allocated on the basis set forth in Section 3.1(d).

(b)                                 Subject to the terms and conditions hereof, following the IPO, whenever the Company proposes to register any of its Shares under the Securities Act (other than a registration by the Company on (i) a registration statement on Form S-4 or any successor form thereto, (ii) a registration statement on Form S-8 or any successor form thereto, or (iii) a Demand Registration (with respect to which Section 3.1 applies) (a “Piggyback Registration”), the Company shall give each Shareholder prompt written notice thereof (but not less than five (5) Business Days prior to the filing by the Company with the SEC of any registration statement with respect thereto).  Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number and type of securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed offering price of such Shares.  Upon the written request of any Shareholder (a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller) given within five

(5) Business Days after such Piggyback Notice is received by such Piggyback Seller, the Company, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration, and, to the extent the Company proposes to register any of its Shares, at the same price and on substantially the same terms and conditions as such Shares.

(c)                                  If, in connection with a Piggyback Registration, any managing underwriter advises the Company in writing that, in its reasonable judgment, the inclusion of all of the securities sought to be registered in connection with such Piggyback Registration would adversely affect the marketability of such Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such Shares as the Company is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority: (i) first, the number of securities to be sold by the Company, (ii) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Shares owned by such Piggyback Sellers, and (iii) third, all other Shares of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities owned.

(d)                                 If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 3.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Piggyback Seller and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the registration expenses in connection therewith as provided below).

Section 3.3                                      Withdrawal Rights.  Any Shareholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company at least two (2) Business Days prior to the effective date of such registration statement.  In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement.  No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn.

Section 3.4                                      Holdback Agreement.  To the extent requested by a managing underwriter of an underwritten offering of Shares, the Company and the Shareholders hereby agree not to, for a period of (a) with respect to the IPO, up to 180 days after the date of the final prospectus relating to the IPO and (b) with respect to any other underwritten offering effected pursuant to a Demand Registration or a Piggyback Registration, up to 90 days after the date of the final prospectus relating to such offering (the “Lock-Up Period”), effect any public sale or distribution (including pursuant to Rule 144) of Shares (except as part of such underwritten offering), unless the underwriters managing the underwritten offering otherwise agree.  The Shareholders further agree to enter into a separate form of lock-up agreement as may be requested by the managing underwriter, subject to the limitations of the foregoing provisions of this Section 3.4, for an offering of Shares.

Section 3.5                                      Registration Procedures.

(a)                                  Company Matters. If and whenever the Company is requested to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3.1 and Section 3.2, subject to the provisions hereof, the Company shall:

(i)                                     prepare and file with the SEC a registration statement, in accordance with the Securities Act, to effect such registration and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that the Company will furnish to the counsel selected by the Shareholders who are including Registrable Securities in such registration copies of any prospectus or registration statement or amendment or supplement thereto, proposed to be filed, for (time permitting) review and comment of such counsel and, in the case of the Major Shareholders, shall use reasonable best efforts to incorporate such comments;

(ii)                                  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, in each case in accordance with the terms of this Article III;

(iii)                               furnish to each Selling Shareholder and each underwriter, if any, of the securities being sold by such Selling Shareholder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus, prospectus supplement, final prospectus, summary prospectus and free writing prospectus), utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholder;

(iv)                              use reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Shareholder and any underwriter of the securities being sold by such Selling Shareholder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Shareholder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholder, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction;

(v)                                 use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which Shares are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with the Financial Industry Regulatory Authority;

(vi)                              use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entity as may be necessary to enable the Selling Shareholders thereof to consummate the disposition of such Registrable Securities;

(vii)                           in connection with an underwritten offering, obtain for the underwriters and for any Major Shareholders that reasonably may be deemed to be an underwriter:

(A)                              an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings, and

(B)                                a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) in form and covering such matters as are customary, signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement;

(viii)                        promptly make available for inspection by any Selling Shareholder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Shareholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants, to (x) supply all information requested in connection with such registration statement and (y) be reasonably available for due diligence discussions and sessions (taking into account the Company’s business needs); provided, however, that, the disclosure of such information shall be subject to compliance by the Selling Shareholder and its representatives (for which the Selling Shareholders shall be responsible) of the confidentiality provisions set forth herein;

(ix)                                promptly notify in writing each Selling Shareholder and the underwriters, if any, of the following events:

(A)                              the filing of the registration statement, any amendment thereto, the prospectus or any supplement related thereto;

(B)          any request by the SEC or any other Government Entity for amendments or supplements to the registration statement or the prospectus or for additional information;

(C)          the issuance by the SEC or any other Government Entity of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

(D)          the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and

(E)           upon written inquiry of any Selling Shareholder or underwriter, or at any time when a prospectus under a registration statement relating to a sale of Shares is required to be delivered under the Securities Act, the happening of any event as a result of which any registration statement, prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading or which requires the making of any change in any registration statement, prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading;

(x)           at the request of any Selling Shareholder or underwriter, and subject to suspension during any Blackout Period, promptly prepare and furnish to such Selling Shareholder or underwriter a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi)          use reasonable best efforts to prevent, and obtain the withdrawal of, any order suspending the effectiveness of an applicable registration statement;

(xii)         satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder and otherwise use reasonable best efforts to comply with all securities laws and all applicable rules and regulations of the SEC;

(xiii)        cooperate with the Selling Shareholders and the managing underwriter to facilitate the timely book entry transfer of Shares or alternatively the delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing Shares sold under any registration statement; and

(xiv)        in the case of an underwritten offering, use reasonable best efforts to cause the appropriate executive officers of the Company to facilitate such offerings, including with respect to preparing, making presentations at, and otherwise participating in, “road shows”

and other selling efforts that may be reasonably requested by the sellers in connection with the methods of distribution for the Registrable Securities.

(b)           Selling Shareholder Matters.

(i)            The Selling Shareholder shall furnish the Company and any applicable underwriter in writing such information regarding each Selling Shareholder and the distribution of Shares as the Company or underwriter may from time to time reasonably request to complete or amend the information required in a registration statement relating to the proposed sale thereof.  At least seven (7) Business Days prior to the first anticipated filing date of any registration statement, the Company shall notify each Selling Shareholder of the information the Company requires from such Selling Shareholder in connection with the filing of the registration statement.  If the Company has not received, on or before the second Business Day before the expected filing date, the requested information from a Selling Shareholder, the Company may file the registration statement without including the Shares of such Shareholder.

(ii)           In the event that the offering of Registrable Securities is to be made by or through an underwriter, the Selling Shareholder, if requested by the underwriter, shall enter into an underwriting agreement with a managing underwriter or underwriters (and related custody arrangements) in connection with such offering containing representations, warranties, indemnities and agreements customarily included therein.

(c)           Each Selling Shareholder agrees that upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 3.5(a)(ix)(E), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated thereunder, or until the Selling Shareholder is advised by the Company that such dispositions may again be made.

Section 3.6            Registration Expenses.  All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement, including all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all fees and expenses associated with filings required to be made with the Financial Industry Regulatory Authority, all fees and expenses of compliance with securities and “blue sky” laws, all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, and all messenger and delivery expenses, all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) shall be borne by the Company, regardless of whether a registration is effected.  The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded.  Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration, as well as its legal fees and expenses incurred in connection with any registration, provided, however, that the Company shall pay the reasonable fees and expenses of one law firm (and any appropriate local counsel) selected by the Major Shareholders to represent the Selling Shareholders in connection with each offering of Registrable Shares hereunder.

Section 3.7            Registration Indemnification.

(a)           By the Company.  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”) caused by, resulting from or relating to (i) violations of any applicable securities law by the Company in connection with any registration or offering undertaken pursuant to the terms of this Article III (except to the extent any such violations were caused by such Selling Shareholder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, amendment thereto, prospectus, prospectus supplement, preliminary prospectus or free writing prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Shareholder expressly for use therein.  In connection with an underwritten offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters to the extent customarily provided.  Reimbursements payable pursuant to the indemnification contemplated by this Section 3.7(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b)           By the Selling Shareholders.  In connection with any registration statement in which a Shareholder is participating, each such Selling Shareholder will furnish to the Company in writing information regarding such Selling Shareholder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its Affiliates and their respective directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company against all Losses caused by any untrue statement of material fact contained in the registration statement, amendment thereto, prospectus, prospectus supplement, preliminary prospectus or free writing prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Shareholder expressly for use therein; provided, however, that each

Selling Shareholder’s obligation to indemnify the Company hereunder shall be individual and not joint, and no Selling Shareholder shall be liable to the Company for amounts in excess of the net amount received by such Selling Shareholder in the offering giving rise to such liability.

(c)           Notice.  Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)           Defense of Actions.  In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel).  An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (such consent not to be unreasonably withheld).  The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence).  No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement (i) does not include an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim, (ii) includes any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, or (iii) imposes any material obligation on the indemnified party).

(e)           Survival.  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f)            Contribution.  If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons.  In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative intent, knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances.  It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation.  The amount paid or payable by an indemnified party as a result of the Losses referred to herein shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, no Selling Shareholder or Transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

Section 3.8            No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its Shares which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.  The Company shall not grant any shelf, demand, piggyback or incidental registration rights that are or senior to the rights granted to the Shareholders hereunder to any other Person without the prior written consent of the Major Shareholders.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1                                       Representations and Warranties of the Shareholders.

Each Shareholder severally, and not jointly, represents and warrants to the Company and to each other Shareholder that (a) such Shareholder is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Shareholder or his, her or its attorney-in-fact on behalf of such Shareholder and is a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms; (c) the execution, delivery and performance by such Shareholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Shareholder is a party or, if applicable, the organizational documents of such Shareholder; (d) such Shareholder has good and marketable title to the Shares owned by such Shareholder as of the date hereof free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the Charter or Bylaws; and (e) other than the underwriting agreement for the IPO, such Shareholder is not a party to any agreement, contract or other arrangement to Transfer any of its Shares and has no present plan or intention to Transfer any of its Shares.

Section 4.2            Representations and Warranties of the Company.

(a)           Authority.  The Company represents and warrants to the Shareholders that (a) the Company is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a default by the Company under its Charter or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, or any agreement or instrument to which the Company or by which any of its properties or assets may be bound.

Section 4.3            Capital Structure.  All parties represent and warrant that:

(a)            Schedule 4.3 sets forth the number and type of equity interests of TPG Hattrick Holdco, LLC (the “Sponsor Holding Company”) and TPG Hattrick Partners, L.P. (the “Sponsor Limited Partnership”) that are issued and outstanding and the record owners thereof.  All of the equity interests are validly issued in accordance with the organizational documents of the Sponsor Holding Company and the Sponsor Limited Partnership, as applicable, and were not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of the Sponsor Holding Company or the Sponsor Limited Partnership, or (ii) any applicable federal or state securities laws, and the rules and regulations promulgated thereunder.  Except as set forth on Schedule 4.3, there are no outstanding subscriptions, options, convertible securities, profits interests, rights, warrants, calls or agreements relating to securities of the Sponsor Holding Company or the Sponsor Limited Partnership.  Schedule 4.3 also sets forth the relative number and type of Shares or other equity interests of Isola Group Ltd. that will be issued and outstanding and the record owners thereof immediately prior to the completion of the IPO.

ARTICLE V

TERMINATION

Section 5.1            Term.

(a)           This Agreement is contingent upon, and shall automatically become effective immediately prior to, the closing of the IPO.

(b)           The provisions of Article II shall terminate, as to TPG Capital or Oaktree Capital, as the case may be, on the date on which it no longer owns at least 10% of the Total Voting Power.

(c)           The provisions of Article III shall terminate upon the earlier of (i) the date on which all Registrable Securities have been sold, or otherwise cease to be Registrable Securities, and (ii) as to each Shareholder, the date on which he, she or it Beneficially Owns less than 1% of the Total Voting Power.

(d)           The rights of a Major Shareholder to request a Long-Form Registration shall terminate, as to TPG Capital or Oaktree Capital, as the case may be, on the date on which it no longer Beneficially Owns at least 10% of the Total Voting Power.

(e)           The other provisions hereof, excluding this Section 5.1(d), shall terminate upon termination of Articles II and III, except for any obligations under Section 3.7 or any fees or expenses due hereunder that remain unreimbursed.

ARTICLE VI

POWER OF ATTORNEY

Section 6.1            Irrevocable Proxy.  During the term of this Agreement, each Shareholder (other than each Major Shareholder) hereby appoints the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company, and each of them individually, its proxy with full power to appoint a representative or nominee or substitute to act hereunder from time to time, to vote such Shareholder’s Shares at all annual and extraordinary general meetings of shareholders of the Company as to matters set forth in Article II.  This proxy is given to secure the performance of the duties of each Shareholder (other than each Major Shareholder) under this Agreement.  Each Shareholder (other than each Major Shareholder) shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.  This proxy shall be irrevocable during the term of this Agreement, shall be coupled with an interest and shall revoke any and all prior proxies granted by any Shareholder (other than each Major Shareholder) with respect to the Shares.  This proxy shall survive the dissolution, bankruptcy, death or incapacity of each Shareholder (other than each Major Shareholder) and shall terminate upon the termination of this Agreement.

Section 6.2            Power of Attorney.  During the term of this Agreement, each Shareholder (other than each Major Shareholder) hereby appoints the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company, and each of them individually, its attorney-in-fact, with full power of substitution and resubstitution, to act on such Shareholder’s behalf, (i) to take any action as may be necessary or appropriate to fulfill the provisions of Article II, (ii) to authorize the sale of Shares pursuant to Article III and any other action as may be necessary or appropriate to facilitate such sales, including execution and delivery of any underwriting agreement, and related custody agreement, lock-up agreement or power of attorney, upon the written, telephonic, electronic or oral instructions from such Shareholder, and (iii) with respect to any ministerial matters related to this Agreement.  This power of attorney is given to secure the performance of the duties of each Shareholder (other than each Major Shareholder) under this Agreement.  Each Shareholder (other than each Major Shareholder) shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this power of attorney.  This power of attorney shall be irrevocable during the term of this Agreement, shall be coupled with an interest and shall revoke any and all prior power of attorneys granted by any Shareholder (other than each Major Shareholder) with respect to the Shares.  The power of attorney granted by each Shareholder (other than each Major Shareholder) herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Shareholder.  The power of attorney granted hereunder shall terminate upon the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1            Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties,

(a)           If to the Company, to:

Isola Group Ltd.

3100 West Ray Road

Chandler, Arizona 85226

Attention: Chief Executive Officer

Facsimile: (480) 917-5192

With a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

2525 East Camelback Road, Suite 1000

Phoenix, Arizona 85016

Attention: Steven D. Pidgeon, Esq.

Facsimile: (480) 606-5101

(b)           If to TPG Capital, to:

TPG Capital, L.P.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: General Counsel

Facsimile: (415) 743-1501

the address, email and facsimile set forth in the records of the Company.

(c)           If to Oaktree Capital to:

OCM PF Laminates, L.P.

c/o Oaktree Capital Management, L.P.

333 South Grand Ave., 28th Floor

Los Angeles, California 90071

Attention: Jordon Kruse

Cass Traub

Facsimile: (213) 830-6293

the address, email and facsimile set forth in the records of the Company.

With copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention: Christopher J. Greeno, P.C.

Facsimile: (312) 861-2200

Kirkland & Ellis LLP

333 South Hope Street

Los Angeles, California 90071

Attention: Hamed Meshki, Esq.

Facsimile: (213) 808-8145

(d)           If to any of the other Shareholders, to the address and facsimile set forth in the records of the Company for such Shareholder.

A notice shall be deemed given (i) when delivered in person, (ii) when sent by facsimile prior to 5:00 p.m., local time, of the recipient on a Business Day, or otherwise on the next proceeding Business Day, or (iii) one (1) Business Day following the day sent by nationally recognized overnight courier.

Section 7.2            Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “included”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 7.3            Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 7.4            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

Section 7.5            Adjustments Upon Change of Capitalization.  If, and as often as, there is any change in the outstanding Shares, as applicable, by reason of stock dividends, splits, reverse splits, spin-offs, split-ups, reclassifications, reorganizations, recapitalizations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions contained in this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth therein that continue to be applicable on the date of such change.

Section 7.6            Confidentiality. Subject to the requirements of law or regulation or legal process, each party hereto shall hold in confidence all non-public information regarding the Company and, if this Agreement is terminated, the Shareholders shall deliver to the Company all documents, work papers and other materials containing any such non-public information.

Section 7.7            Entire Agreement; No Third Party Beneficiaries.  This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, except as provided in Section 3.7, any rights or remedies hereunder.

Section 7.8            Further Assurances.  Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 7.9            Rule 144.

(a)           With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act, the Company shall:

(i)            make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)           use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time after the Company has become subject to such reporting requirements; and

(iii)          furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may request in connection with the sale of Registrable Securities without registration.

Section 7.10          Governing Law; Equitable Remedies.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE CAYMAN ISLANDS (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.  Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.  Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 7.11           Amendments; Waivers.

(a)           Except as provided below, no provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver is in writing and signed by (i) the Company and (ii) (A) the Major Shareholders, so long as the Major Shareholders own at least an aggregate amount of 10% of the Total Voting Power, or (B) if they do not, a majority of the Total Voting Power of all Shareholders then subject to this Agreement; provided, however, that any specific rights given to any Major Shareholder hereunder shall not be amended, modified or waived unless such amendment, modification or waiver is signed by the Major Shareholder affected thereby; and provided further, however, that no amendment, modification or waiver of this Agreement shall be effective as to any non-Major Shareholder, unless it does not disproportionately affect the rights of such Shareholder vis-a-vis other non-Major Shareholders, or such Shareholder consents to the amendment, modification or waiver in writing.  No termination, waiver or amendment of the Agreement by the Company shall be effective unless it is approved by a majority of the Directors who are Non-Affiliate Nominees.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege; provided, that any party may waive (in whole or in part) any of its rights under this Agreement; provided, further, that any such waiver shall only be valid if set forth in an instrument in writing signed by the party to be bound thereby.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.12           Assignment.  Except by operation of law or with respect to the Transfer of Shares to a Permitted Transferee, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of (i) the Company and (ii) (A) the Major Shareholders, so long as the Major Shareholders own at least an aggregate amount of 10% of the Total Voting Power, or (B) if they do not, a majority of the Total Voting Power of all Shareholders then subject to this Agreement.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed and delivered, all as of the date first set forth above.

COMPANY:

ISOLA GROUP LTD.

BY:
NAME:
TITLE:

WITNESS:

BY:
NAME:
TITLE:

Shareholders and Registration Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed and delivered, all as of the date first set forth above.

MAJOR SHAREHOLDERS:

TPG HATTRICK IV, LLC

BY:	TPG PARTNERS IV, L.P.,
ITS MANAGER

BY:	TPG GENPAR IV, LP.,
ITS GENERAL PARTNER

BY:	TPG ADVISORS IV, INC.,
ITS GENERAL PARTNER

BY:
NAME:
TITLE:

T3 HATTRICK II, LLC

BY:	T3 PARTNERS II, L.P.,
ITS MANAGER

BY:	T3 GENPAR II, L.P.,
ITS GENERAL PARTNER

BY:	T3 ADVISORS II, INC.,
ITS GENERAL PARTNER

BY:
NAME:
TITLE:

WITNESS:

BY:
NAME:
TITLE:

Shareholders and Registration Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed and delivered, all as of the date first set forth above.

MAJOR SHAREHOLDERS:

OCM PF LAMINATES, L.P.

BY:	OAKTREE FUND GP, LLC
ITS:	GENERAL PARTNER

BY:	OAKTREE FUND GP I, L.P.
ITS:	MANAGING MEMBER

BY:
NAME:
TITLE:

WITNESS:

BY:
NAME:
TITLE:

Shareholders and Registration Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed and delivered, all as of the date first set forth above.

SHAREHOLDERS:

REDFERN PARTNERS, LLC

BY:
NAME:
TITLE:

WITNESS:

BY:
NAME:
TITLE:

Shareholders and Registration Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed and delivered, all as of the date first set forth above.

SHAREHOLDERS:

CLEARLAKE CAPITAL PARTNERS II
(MASTER), L.P.

BY:
NAME:
TITLE:

WITNESS:

BY:
NAME:
TITLE:

Shareholders and Registration Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed and delivered, all as of the date first set forth above.

SHAREHOLDERS:

SDF CAPITAL, LLC

BY:
NAME:
TITLE:

WITNESS:

BY:
NAME:
TITLE:

Shareholders and Registration Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed and delivered, all as of the date first set forth above.

SHAREHOLDERS:

RAYMOND P. SHARPE

TARUN AMLA

Shareholders and Registration Rights Agreement

SCHEDULE 4.3

Capital Structure

	TPG Hattrick Holdco, LLC		TPG Hattrick Partners, L.P.			Isola Group Ltd.
Holder	Units	Outstanding Options	Limited Partner Common Units	Outstanding Options	Outstanding Restricted Units	Ordinary Shares	Options	Restricted Shares	Fully Diluted % Ownership
Investors
Blackstone/GSO Capital Solutions Fund L.P.	5,319,544								2.4049%
Blackstone/GSO Capital Solutions Overseas Master Fund L.P.	1,833,763								0.8290%
SDF Capital, LLC	3,576,653								1.6170%
Clearlake Capital Partners II (Master), L.P.	7,153,307								3.2339%
OCM PF Laminates, L.P. (Oaktree)	76,347,619								34.5160%
Redfern Partners, LLC	8,765,839	1,500,000							4.6411%
Special Value Expansion Fund, LLC (Tennenbaum)	1,934,209								0.8744%
Special Value Opportunities Fund, LLC (Tennenbaum)	4,550,676								2.0573%
Tennenbaum Opportunities Partners V, LP	1,935,857								0.8752%
T3 Hattrick II LLC (TPG)	21,856,565								9.8811%
TPG Hattick IV LLC (TPG)	69,510,170								31.4248%
Management
Alberth, Wolfgang			4,000						0.0018%
Amla, Tarun	2,087		109,900	1,252,500	458,400				0.8241%
Bitter, Gordon				1,537,900	465,100				0.9055%
Blake, David			30,000						0.0136%
Boldrini, Paolo			4,000						0.0018%
Calvert, Lambert				480,600	82,100				0.2544%

	TPG Hattrick Holdco, LLC		TPG Hattrick Partners, L.P.			Isola Group Ltd.
Holder	Units	Outstanding Options	Limited Partner Common Units	Outstanding Options	Outstanding Restricted Units	Ordinary Shares	Options	Restricted Shares	Fully Diluted % Ownership
Caron, Richard				288,400	54,700				0.1551%
Corriston, Jim			15,000						0.0068%
Cuomo, Genny			16,000						0.0072%
dePeverelli, Francisco			4,000						0.0018%
de Toma, Renzo Biglia			16,000						0.0072%
Elskemper, Franz-Bert			25,000						0.0113%
Finamore, Renaldo			8,000						0.0036%
Haralambidis, Nina				676,700	109,400				0.3554%
Haskins, Robert			40,823						0.0185%
Hull, Ted			80,345						0.0363%
LaRont, Matt			10,000	1,200,000	400,000				0.7279%
Lau, Yee Yan (Gilbert)				384,500	54,700				0.1986%
Lee, David									0.0000%
McCloskey, Timothy			12,000						0.0054%
McCreary, Jeff			15,000						0.0068%
Melin, Eric			326,584						0.1476%
Meozzi, Augusto	2,666		137,051						0.0632%
Morgan, Alun			16,000						0.0072%
Perkins, James			12,000						0.0054%
Peth, Robert			2,000						0.0009%
Rafford, Mike				96,100	54,700				0.0682%
Raha, Monojit			8,000						0.0036%
Scari, Fabio			5,000						0.0023%
Scari, Marco			5,000						0.0023%
Schumacher, Hans			8,000						0.0036%
Seip, Eric	1,932		112,936						0.0519%
Sharpe, Ray	14,335		26,071	5,767,100	1,094,300				3.1202%
Pamela M. Sharpe Grantor Retained Annuity			300,000						0.1356%

	TPG Hattrick Holdco, LLC		TPG Hattrick Partners, L.P.			Isola Group Ltd.
Holder	Units	Outstanding Options	Limited Partner Common Units	Outstanding Options	Outstanding Restricted Units	Ordinary Shares	Options	Restricted Shares	Fully Diluted % Ownership
Trust
Raymond P. Sharpe Grantor Retained Annuity Trust			300,000						0.1356%
Smith, Robert P.			16,000						0.0072%
Stollenwerke, Karl			16,000	576,700	164,100				0.3421%
Telfer, Rose			8,000						0.0036%
Zhang, Zhengrong (Roger)			3,000						0.0014%
TOTAL									100%

Isola Group Ltd. - Total Fully Diluted Outstanding: